UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 12, 2022

Greenwich LifeSciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39555	20-5473709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

3992 Bluebonnet Dr, Building 14

Stafford, TX 77477

(Address of principal executive offices, including ZIP code)

(832) 819-3232

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	GLSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 12, 2022, Greenwich LifeSciences, Inc. (the “Company”) entered into an Open Market Sale Agreement (the “Sale Agreement”) with Jefferies LLC (“Jefferies”), as sales agent. Pursuant to the terms of the Sale Agreement, the Company may issue and sell from time to time shares of its common stock, par value $0.001 per share, through Jefferies, acting as its sales agent. Pursuant to the Company’s prospectus supplement filed on July 12, 2022, the Company may issue and sell shares of its common stock having an aggregate offering price of up to $100.0 million (the “Shares”).

Under the Sale Agreement, Shares will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-263855) filed with the Securities and Exchange Commission (the “SEC”) on March 25, 2022, declared effective by the SEC on April 6, 2022. In addition, under the Sale Agreement, sales of Shares may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended.

The Company will pay Jefferies a commission rate of up to 3.0% of the gross proceeds from each sale of Shares and has agreed to provide Jefferies with customary indemnification and contribution rights. The Company will also reimburse Jefferies for certain specified expenses in connection with entering into the Sale Agreement.

The Company has no obligation to sell any of the Shares under the Sale Agreement and may at any time suspend the offering of its common stock upon notice and subject to other conditions.

The Sale Agreement contains customary representations, warranties and agreements by the Company, other obligations of the parties and termination provisions.

The Company intends to use the net proceeds from the sale of any Shares sold under the Sale Agreement for general corporate purposes, which may include, among other things, funding the clinical development and manufacturing and expenses for GP2, research and development, general and administrative expenses, license or technology acquisitions, and working capital and capital expenditures.

A copy of the Sale Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the terms of the Sale Agreement in this Item 1.01 is qualified in its entirety by reference to such exhibit. A copy of the opinion of Sheppard Mullin Richter & Hampton LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares, nor shall there be any sale of Shares in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

1.1	Open Market Sale Agreement, dated July 12, 2022 by and between the Company and Jefferies LLC.
5.1	Opinion of Sheppard Mullin Richter & Hampton, LLP
22.1	Consent of Sheppard Mullin Richter & Hampton, LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenwich LifeSciences, Inc.

Date: July 12, 2022	By:	/s/ Snehal Patel
Snehal Patel
Chief Executive Officer

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